Exhibit 99.1

PROMISSORY NOTE

$35,000,000	February 1, 2013

For value received, ZENA ENERGY L.L.C., an Oklahoma limited liability company (“Borrower”), promises to pay to the order of INTERNATIONAL BANK OF COMMERCE (the “Lender”), at the Lender’s principal office in Oklahoma City, Oklahoma, or at such other place as the holder of this Note may direct, in lawful money of the United States of America, the principal sum of Thirty-Five Million Dollars ($35,000,000) with interest to the Lender in like money, from the date hereof on the unpaid principal amount hereof from time to time outstanding, at the rates set forth below, which sums are to be repaid as follows:

The term of this Note is from the date of this Note through and including February 1, 2016 (the “Term”). The last day of the Term will be sometimes referred to below as the “Maturity Date.” Capitalized terms used in this Note which are defined in the Mortgage shall have the same meaning provided therein when used in this Note, unless otherwise defined in this Note.

During the Term, (i) Borrower shall make monthly payments of principal and interest in an amount sufficient to fully amortize the principal over a period of 60 months, commencing one month after the closing date, and on the first day of each succeeding month thereafter through and including the first day of the month next preceding the Maturity Date; and (ii) on the Maturity Date, all indebtedness evidenced by this Note (whether unpaid principal, accrued interest or otherwise) that remains unpaid shall be due and payable and shall be paid.

The principal balance of this Note remaining unpaid from time to time shall bear interest from the date of this Note through and including the Maturity Date at a rate equal to the ninety-day London Interbank Offered Rate (“LIBOR”), as published in the Money Rates Section of the Wall Street Journal on the first business day of each month, plus 300 basis points (300 bps) (the “Rate”); provided that at no time shall the Rate be less than 3.00%. If the LIBOR becomes unavailable while any of the indebtedness evidenced by the Note is outstanding, Lender may designate a substitute, comparable index upon written notice to Borrower. Lender agrees to provide Borrower with the current Rate upon Borrower’s written request. Each determination by Lender of the Rate shall, in the absence of manifest error, be conclusive and binding. Interest shall be computed on the basis of a 360 day year for the actual number of days elapsed. All payments hereunder shall be applied first to interest and lawful charges and expenses then accrued and then to principal.

Time is of the essence of this Note. Any amount not paid within two (2) days after the date when due under this Note shall accrue interest at the rate specified above plus 5% per annum (the “Default Rate”). During the existence of any default hereunder, that is not cured within the applicable cure period, the holder may apply payments received on any amount due hereunder or under any instrument now or hereafter evidencing or securing the indebtedness evidenced hereby as the holder may determine.

Borrower may prepay the unpaid principal balance of this Note in whole or in part from time to time and at any time, without penalty, upon payment of interest accrued on the unpaid principal balance outstanding through the date of prepayment and all other charges due under this Note.

Notwithstanding any provision in this Note, the total liability for payments of interest and payments in the nature of interest, including without limitation, all charges, fees or any sums which may at any time be deemed to be interest, shall not exceed the amount which Lender may lawfully collect. In the event the total liability for payments of interest and payments in the nature of interest, including without limitation, all charges, fees or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the amount which Lender may lawfully collect, all sums in excess of those lawfully collectible as interest for the period in question shall, without further notice to any party hereto, be applied as a premium-free reduction of the principal balance immediately upon receipt of such sums by Lender, with the same force and effect as though Borrower had specifically designated such excess sums to be so applied to the reduction of the principal balance; provided, however, that Lender may, at any time, and from time to time, elect, by notice in writing to Borrower, to waive, reduce or limit the collection of any sums (or refund to borrower any sums collected) in excess of those lawfully collectible as interest rather than accept such sums as prepayment of the principal balance.

This Note is executed and delivered in connection with that certain Leasehold Mortgage, Security Agreement, Assignment and Fixture Filing between Borrower and the Lender, dated as of the date hereof, as the same may be further amended, modified, increased, supplemented and/or restated from time to time (the “Mortgage”). Payment of this Note is secured by the Mortgage. This Note, the Mortgage, that certain Guaranty by and between LSB Industries, Inc. and the Lender (the “Guaranty”), and any other documents executed and delivered in connection with this Note constitute the “Loan Documents” for the purposes of the Loan. All of the agreements, conditions, covenants, provisions and stipulations contained in the Mortgage and the other Loan Documents which are to be kept and performed by Borrower are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Borrower covenants and agrees to keep and perform them, or cause them to be kept and performed, in accordance with their terms (within the applicable cure period).

Upon the occurrence of default in the payment of any amount within two (2) days after the date when due under this Note (a “Payment Default”) or upon the occurrence of a default in the performance of any other covenant or agreement in this Note that is not cured within ten (10) days after Borrower’s receipt of written notice from Lender specifying such default or a default or event of default in or under any other Loan Document that is not cured within the applicable cure period as indicated in such Loan Document or within ten (10) days (if no cure period is specified in such Loan Document) after Borrower’s receipt of written notice from Lender specifying such default or event of default (collectively, a “Non-Payment Default” and with a Payment Default, an “Event of Default”), the holder of this Note, at the holder’s option, may declare immediately due and payable the entire unpaid principal balance of, and all accrued and unpaid interest on this Note, and exercise any or all other rights provided in the Loan Documents, or at law or in equity, without notice, formal demand or presentment, all of which are hereby waived by Borrower.

Upon the occurrence of an Event of Default that remains uncured, Borrower grants to the holder of this Note the right to set off against the indebtedness evidenced by or owing under this Note any and all of such holder’s liabilities to Borrower, if any, and all money or property in the holder’s possession held for or owed to Borrower, in connection with this Note.

The remedies of Lender, as provided in this Note and the other Loan Documents, shall be cumulative and concurrent and may be pursued singularly, successively, or together, at the sole discretion of Lender, and may be exercised as often as occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

Except as expressly provided in this Note or in the other Loan Documents, Borrower and all sureties, endorsers and guarantors of this Note (i) waive demand, presentment for payment, notice of intention to accelerate, notice of acceleration, protest, notice of protest, and all other notices (except notice of filing of suit), and diligence in collecting this Note or enforcing any of the security herefor, (ii) agree to any substitution, exchange, or release of any such security or the release of any party primarily or secondarily liable herefor, (iii) agree that it will not be necessary for any holder hereof, in order to enforce payment of this Note by such holder, to first institute suit or exhaust its remedies against Borrower or others liable herefor, or to enforce its rights against any security herefor, and (iv) consent to any and all extensions for any period, renewals or postponements of time of payment of this Note, or any other indulgences with respect hereto, without notice thereof to any of them.

Lender shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender and, then, only to the extent specifically set forth in writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

If this Note is collected by legal proceedings or through a probate or bankruptcy court, or is placed in the hands of an attorney for collection upon acceleration, an Event of Default that remains uncured, or after maturity, no matter how maturity or acceleration is brought about, Borrower agrees to pay reasonable attorneys’ fees and all other collection costs incurred by the holder of this Note.

This Note shall be construed in accordance with and governed by the laws of the State of Oklahoma and applicable federal law and shall be performable in Oklahoma County, Oklahoma. TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, BORROWER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date and year first above written.

“BORROWER”

ZENA ENERGY L.L.C.

By:	/s/ Jack E. Golsen
Name:	Jack E. Golsen
Title:	Chairman

[Signature Page to Promissory Note]